Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
1/31/2023	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

•Global comparable sales increased over 12% for the quarter, with double-digit growth across all segments

•Digital Systemwide sales* in our top six markets were over $7 billion for the quarter, representing more than 35% of their Systemwide sales

•Full year comparable sales grew over 10%, and comparable guest counts grew 5%

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2022.

“Our Accelerating the Arches strategy is driving growth and building brand strength, delivering exceptional full year performance in 2022 with over 10% comparable sales growth and 5% comparable guest count growth globally,” said McDonald’s President and Chief Executive Officer, Chris Kempczinski. “While we expect short-term inflationary pressures to continue in 2023, we remain highly confident in Accelerating the Arches, which now includes a greater emphasis on new restaurant openings. The recently announced Accelerating the Organization initiative will complement this strategy to enable the McDonald's System to be faster, more innovative, and more efficient. We're proud of our continued strong performance, but we're not satisfied. That's the hallmark of McDonald's."

Fourth quarter financial performance:
•Global comparable sales increased 12.6%, reflecting strong comparable sales across all segments:
•U.S. increased 10.3%
•International Operated Markets segment increased 12.6%
•International Developmental Licensed Markets segment increased 16.5%
•Consolidated revenues decreased 1% (increased 5% in constant currencies).
•Systemwide sales increased 5% (13% in constant currencies).
•Consolidated operating income increased 8% (16% in constant currencies). Excluding $54 million of prior year charges primarily related to the 2021 sale of McD Tech Labs, consolidated operating income increased 5% (14% in constant currencies).**
•Diluted earnings per share was $2.59, an increase of 19% (26% in constant currencies). Excluding the prior year charges described above, diluted earnings per share increased 16% (23% in constant currencies).**

Full year financial performance:
•Global comparable sales increased 10.9%, reflecting strong comparable sales across all segments:
•U.S. increased 5.9%
•International Operated Markets segment increased 13.3%
•International Developmental Licensed Markets segment increased 16.0%
•Consolidated revenues were flat (increased 6% in constant currencies).
•Systemwide sales increased 5% (11% in constant currencies).
•Consolidated operating income decreased 10% (3% in constant currencies). 2022 results included $1.3 billion of charges related to the sale of the Company's business in Russia and a gain of $271 million related to the Company's sale of its Dynamic Yield business. Excluding these items along with net gains in 2021, consolidated operating income increased 3% (10% in constant currencies).**

•Diluted earnings per share was $8.33, a decrease of 17% (12% in constant currencies). Excluding the current year charges and gains described above of $1.04 per share and additional nonoperating expense of $0.73 per share related to the settlement of a tax audit in France, diluted earnings per share was $10.10, an increase of 9% (15% in constant currencies), when also excluding prior year net gains and income tax benefits.**

*Refer to page 5 for a definition of Systemwide sales.
**Refer to pages 3 and 4 for additional details on fourth quarter and full year gains and charges for 2022 and 2021.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2022	2021
U.S.	10.3%	7.5%
International Operated Markets	12.6	16.8
International Developmental Licensed Markets & Corporate	16.5	14.2
Total	12.6%	12.3%

•U.S.: Comparable sales results benefited from strategic menu price increases and positive guest counts. Successful menu and marketing campaigns, such as the Cactus Plant Flea Market promotion and McRib, and continued digital and delivery growth contributed to strong comparable sales results.

•International Operated Markets: Strong operating performance drove positive comparable sales across the segment, led by strong comparable sales in Germany, the U.K. and France.

•International Developmental Licensed Markets: The quarter reflected strong comparable sales across the segment, led by Japan and Brazil, partly offset by negative comparable sales in China due to continued COVID-19 related government restrictions.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$5,926.5	$6,009.1	(1)%	5%	$23,182.6	$23,222.9	—%	6%
Operating income	2,582.7	2,397.1	8	16	9,371.0	10,356.0	(10)	(3)
Net income	1,903.4	1,638.8	16	24	6,177.4	7,545.2	(18)	(13)
Earnings per share-diluted	$2.59	$2.18	19%	26%	$8.33	$10.04	(17)%	(12)%
Results for the quarter and year were negatively impacted by foreign currency translation due to the weakening of all major currencies against the U.S. Dollar.
Results for 2022 included the following:
•Pre-tax charges of $1,281 million, or $1.44 per share, for the year, related to the sale of the Company's business in Russia
•Pre-tax gain of $271 million, or $0.40 per share, for the year, related to the Company's sale of its Dynamic Yield business
•$537 million, or $0.73 per share, for the year, of nonoperating expense related to the settlement of a tax audit in France
Results for 2021 included the following:
•Pre-tax charges of $54 million, or $0.05 per share, for the quarter and the year, primarily related to the sale of McD Tech Labs
•Net pre-tax gains of $339 million, or $0.33 per share, for the year, primarily related to the sale of McDonald's Japan stock
•$364 million, or $0.48 per share, for the year, of income tax benefit, related to the remeasurement of deferred taxes as a result of a change in the U.K. statutory income tax rate

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended December 31,
	Net Income				Earnings per share - diluted
	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$1,903.4	$1,638.8	16%	24%	$2.59	$2.18	19%	26%
(Gains)/charges	—	40.7			—	0.05
Change in U.K. statutory tax rate	—	—			—	—
France tax settlement	—	—			—	—
Non-GAAP	$1,903.4	$1,679.5	13%	21%	$2.59	$2.23	16%	23%

	Years Ended December 31,
	Net Income				Earnings per share - diluted
	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2022	2021	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$6,177.4	$7,545.2	(18)%	(13)%	$8.33	$10.04	(17)%	(12)%
(Gains)/charges	770.7	(202.7)			1.04	(0.28)
Change in U.K. statutory tax rate	—	(363.7)			—	(0.48)
France tax settlement	537.2	—			0.73	—
Non-GAAP	$7,485.3	$6,978.8	7%	13%	$10.10	$9.28	9%	15%
In constant currencies, results for both periods reflected strong operating performance driven by higher sales-driven Franchised margins. Company-operated margins were negatively impacted for both periods by the permanent restaurant closures as a result of the sale of the Company's business in Russia and the temporary restaurant closures in Ukraine, as well as by inflationary cost pressures. The year also reflected an income tax benefit associated with global tax audit progression.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters and acts of war, terrorism or other hostilities (including restaurants temporarily closed due to COVID-19, as well as those that remain closed in Ukraine). Restaurants in Russia were treated as permanently closed as of April 1, 2022 and therefore excluded from the calculation of comparable sales and comparable guest counts beginning in the second quarter of 2022. Comparable sales exclude the impact of currency translation and the sales of any market considered hyper-inflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. This includes sales from digital channels, which are comprised of the mobile app, delivery and kiosk at both Company-operated and franchised restaurants. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2022.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on January 31, 2023. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 40,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on January 31, 2023. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2022	2021	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$2,208.4	$2,538.8	$(330.4)	(13)%
Revenues from franchised restaurants	3,645.0	3,391.6	253.4	7
Other revenues	73.1	78.7	(5.6)	(7)

TOTAL REVENUES	5,926.5	6,009.1	(82.6)	(1)

Operating costs and expenses
Company-operated restaurant expenses	1,872.3	2,100.3	(228.0)	(11)
Franchised restaurants-occupancy expenses	588.1	591.8	(3.7)	(1)
Other restaurant expenses	57.2	56.0	1.2	2
Selling, general & administrative expenses
Depreciation and amortization	91.4	86.5	4.9	6
Other	720.3	755.4	(35.1)	(5)
Other operating (income) expense, net	14.5	22.0	(7.5)	(34)
Total operating costs and expenses	3,343.8	3,612.0	(268.2)	(7)

OPERATING INCOME	2,582.7	2,397.1	185.6	8

Interest expense	322.9	295.6	27.3	9
Nonoperating (income) expense, net	(79.1)	(6.3)	(72.8)	n/m

Income before provision for income taxes	2,338.9	2,107.8	231.1	11
Provision for income taxes	435.5	469.0	(33.5)	(7)

NET INCOME	$1,903.4	$1,638.8	$264.6	16%

EARNINGS PER SHARE-DILUTED	$2.59	$2.18	$0.41	19%

Weighted average shares outstanding-diluted	736.0	751.6	(15.6)	(2)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2022	2021	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$8,748.4	$9,787.4	$(1,039.0)	(11)%
Revenues from franchised restaurants	14,105.8	13,085.4	1,020.4	8
Other revenues	328.4	350.1	(21.7)	(6)

TOTAL REVENUES	23,182.6	23,222.9	(40.3)	—

Operating costs and expenses
Company-operated restaurant expenses	7,380.9	8,047.3	(666.4)	(8)
Franchised restaurants-occupancy expenses	2,349.7	2,335.0	14.7	1
Other restaurant expenses	244.8	260.4	(15.6)	(6)
Selling, general & administrative expenses
Depreciation and amortization	370.4	329.7	40.7	12
Other	2,492.2	2,377.8	114.4	5
Other operating (income) expense, net	973.6	(483.3)	1,456.9	n/m
Total operating costs and expenses	13,811.6	12,866.9	944.7	7

OPERATING INCOME	9,371.0	10,356.0	(985.0)	(10)

Interest expense	1,207.0	1,185.8	21.2	2
Nonoperating (income) expense, net	338.6	42.3	296.3	n/m

Income before provision for income taxes	7,825.4	9,127.9	(1,302.5)	(14)
Provision for income taxes	1,648.0	1,582.7	65.3	4

NET INCOME	$6,177.4	$7,545.2	$(1,367.8)	(18)%

EARNINGS PER SHARE-DILUTED	$8.33	$10.04	$(1.71)	(17)%

Weighted average shares outstanding-diluted	741.3	751.8	(10.5)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2022	2021
Current assets		—	—
Cash and equivalents		$2,583.8	$4,709.2
Accounts and notes receivable		2,115.0	1,872.4
Other current assets		725.4	566.9

TOTAL CURRENT ASSETS		5,424.2	7,148.5

TOTAL OTHER ASSETS		8,672.1	8,433.2

LEASE RIGHT-OF-USE ASSET, NET		12,565.7	13,552.0

NET PROPERTY AND EQUIPMENT		23,773.6	24,720.6

TOTAL ASSETS		$50,435.6	$53,854.3

TOTAL CURRENT LIABILITIES		$3,802.1	$4,020.0

Long-term debt		35,903.5	35,622.7
Long-term lease liability		12,134.4	13,020.9
Other long-term liabilities		2,601.5	3,716.1
Deferred income taxes		1,997.5	2,075.6

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(6,003.4)	(4,601.0)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$50,435.6	$53,854.3

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2022	2021
Operating activities
Net income		$6,177.4	$7,545.2
Changes in working capital items		(644.6)	454.2
Other		1,853.9	1,142.1

CASH PROVIDED BY OPERATIONS		7,386.7	9,141.5

Investing activities
Capital expenditures		(1,899.2)	(2,040.0)
Sales and purchases of restaurant and other businesses and property sales		(322.2)	(71.8)
Other		(456.7)	(53.9)

CASH USED FOR INVESTING ACTIVITIES		(2,678.1)	(2,165.7)

Financing activities
Net short-term borrowings and long-term financing issuances and payments		1,197.6	(1,070.5)
Treasury stock purchases		(3,896.0)	(845.5)
Common stock dividends		(4,168.2)	(3,918.6)
Proceeds from stock option exercises and other		286.4	239.0

CASH USED FOR FINANCING ACTIVITIES		(6,580.2)	(5,595.6)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		(253.8)	(120.1)

CASH AND EQUIVALENTS INCREASE (DECREASE)		(2,125.4)	1,260.1

Cash and equivalents at beginning of year		4,709.2	3,449.1

CASH AND EQUIVALENTS AT END OF YEAR		$2,583.8	$4,709.2

Supplemental cash flow disclosures
Cash provided by operations		$7,386.7	$9,141.5
Less: Capital expenditures		(1,899.2)	(2,040.0)

FREE CASH FLOW		$5,487.5	$7,101.5